Exhibit 10.2

AMENDED AND RESTATED SECURITY AGREEMENT

Dated as of August 1, 2013

among

ENTRAVISION COMMUNICATIONS CORPORATION

and

Each Other Grantor

From Time to Time Party Hereto

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Agent

i

TABLE OF CONTENTS

(continued)

ii

ANNEXES AND SCHEDULES

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Intellectual Property Security Agreement

Schedule 1	Commercial Tort Claims
Schedule 2	Filings
Schedule 3	Jurisdiction of Organization; Chief Executive Office
Schedule 4	Location of Inventory and Equipment
Schedule 5	Pledged Collateral
Schedule 6	Intellectual Property

iii

AMENDED AND RESTATED SECURITY AGREEMENT, dated as of August 1, 2013, by Entravision Communications Corporation (the “Company”) and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 7.6 (together with the Company, the “Grantors”), in favor of General Electric Capital Corporation (“GE Capital”), as administrative agent (in such capacity, together with its successors and permitted assigns, “Agent”) for the benefit of the Secured Parties.

W I T N E S S E T H:

WHEREAS, the Company, the other persons party thereto that were designated as a “Credit Party”, the lenders from time to time party thereto and General Electric Capital Corporation, as agent, entered into that certain Credit Agreement, dated as of July 27, 2010 (as amended, modified, restated and/or supplemented, the “2010 Credit Agreement”);

WHEREAS, the Company, the other persons party thereto that were designated as a “Credit Party”, the lenders from time to time party thereto and General Electric Capital Corporation, as agent, entered into that certain Credit Agreement, dated as of December 20, 2012 (as amended, modified, restated and/or supplemented, the “2012 Credit Agreement”), pursuant to which the Company refinanced all of the Indebtedness and other obligations outstanding under the 2010 Credit Agreement;

WHEREAS, the Company and each of the Grantors party thereto entered into that certain Security Agreement, dated as of July 27, 2010 (as amended, modified, restated and/or supplemented prior to the date hereof, the “Original Security Agreement”) in favor of General Electric Capital Corporation, as collateral trustee for the secured parties named therein (in such capacity, the “Collateral Trustee”);

WHEREAS, pursuant to that certain Credit Agreement dated as of May 31, 2013 (as the same may be amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”) among the Company, the other persons party thereto that are designated as a “Credit Party”, the lenders from time to time party thereto, and Agent, the lenders have severally agreed to make extensions of credit to the Company upon the terms and subject to the conditions set forth therein in order to, among other things, refinance all of the Indebtedness and other obligations outstanding under the 2012 Credit Agreement;

WHEREAS, the Company, the Grantors from time to time party thereto, the Collateral Trustee, the Agent and other priority debt representatives from time to time party thereto have entered into that certain Collateral Trust and Intercreditor Agreement, dated as of July 27, 2010 (as the same may be amended, modified, restated and/or supplemented from time to time, the “Collateral Trust Agreement”), setting forth certain rights of the Collateral Trustee and the Secured Parties (as defined therein) with respect to the Collateral;

WHEREAS, each Grantor (other than the Company) has agreed to guaranty the Obligations of the Company pursuant to that certain Guaranty, dated as of May 31, 2013 (as the same may be amended, modified, restated and/or supplemented from time to time, the “Guaranty”);

WHEREAS, each Grantor derives substantial direct and indirect benefits from the making of the extensions of credit under the Credit Agreement;

WHEREAS, on the date hereof, the Company borrowed the Tranche B Term Loans under the Credit Agreement and used the proceeds thereof to, among other things, redeem, repurchase or otherwise retire in full the Company’s Senior Notes;

WHEREAS, on the date hereof, in accordance with the Credit Agreement, immediately following the payment in full of the Company’s Senior Notes, (a) the Collateral Trustee assigned all of its right, title and interest under the Original Security Agreement, including all of the liens and security interests granted by the grantors thereunder, to Agent, pursuant to an Assignment Agreement, dated as of the date hereof (the “Assignment Agreement”) between the Collateral Trustee and Agent and (b) Agent, in its capacity as the “Revolver Agent” under the Intercreditor Agreement (as defined in the Original Security Agreement), delivered an Act of Instructing Debtholders (as defined in such Intercreditor Agreement) terminating the Intercreditor Agreement;

WHEREAS, it is a condition to the continuing obligation of the Lenders and the L/C Issuers to make their respective extensions of credit to the Company under the Credit Agreement that the Grantors shall execute and deliver this Agreement to Agent; and

NOW, THEREFORE, the parties hereto agree that, in consideration of the benefits accruing to each Grantor, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby makes the following representations and warranties to Agent for the benefit of the Secured Parties and hereby covenants and agrees with Agent for the benefit of the Secured Parties as follows:

ARTICLE I

DEFINED TERMS

Section 1.1      Definitions.  (a) Capital terms used herein without definition are used as defined in the Credit Agreement.

(b)      The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.

(c)      The following terms shall have the following meanings:

“Agreement” means this Security Agreement.

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

“Cash Collateral Account” means a deposit account or securities account subject, in each instance, to a Control Agreement, other than accounts established to cash collateralize L/C Reimbursement Obligations (as defined in the Credit Agreement).

“Collateral” has the meaning specified in Section 2.1.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Control Agreement” means a tri-party deposit account, securities account or commodities account control agreement by and among the applicable Grantor, Agent and the depository, securities intermediary or commodities intermediary, each in form and substance reasonably satisfactory to Agent and in any event providing to Agent “control” of such deposit account, securities account or commodities account within the meaning of Articles 8 and 9 of the UCC.

“Controlled Securities Account” means each securities account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement.

“Excluded Equity” means (i) any voting Stock in excess of 66% of the outstanding voting Stock and Stock Equivalents of any Subsidiary if a 956 Impact exists with respect to a pledge of a greater percentage of the voting Stock and Stock Equivalents of such Subsidiary and (ii) any Stock to the extent a pledge thereof would violate any applicable law or would require the consent of any Governmental Authority which consent has not been obtained. For the purposes of this definition, “voting Stock and Stock Equivalents” means, with respect to any issuer, the issued and outstanding shares of each class of Stock and Stock Equivalents of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)). A “956 Impact” will be deemed to exist upon the pledge of over 66% of the voting Stock (or Stock Equivalents) of (x) any present or future Domestic Subsidiary that is not otherwise required to become a Guarantor, (y) any entity that is a CFC, (z) a Disregarded Entity or a Foreign Subsidiary treated as a partnership for U.S. federal income tax purposes, in each case, that owns (either directly or through one or more Disregarded Entities) no material assets other than direct or indirect Stock (or Stock Equivalents) in CFCs or CFC Debt.

“Excluded Property” means, collectively, (i) Excluded Equity, (ii) any permit or license or any Contractual Obligation (including, without limitation, any Media License) entered into by any Grantor (A) that prohibits or requires the consent of any Person other than the Company and its Affiliates which has not been obtained as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock or Stock Equivalent related thereto or (B) to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (iii) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed), (iv) any Existing L/C Cash Collateral, (v) equipment that is the subject of a purchase-money security interest or Capital Lease permitted under the Credit Agreement to the extent the underlying documents governing such purchase-money security interest or Capital Lease prohibit the Agent’s lien in such equipment and (vi) any secured CFC Debt; provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Excluded Swap Obligation” means, with respect to any Grantor other than the Company, (x) as it relates to all or a portion of the guarantee of such Grantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Grantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Grantor becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Grantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Grantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Grantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Material Intellectual Property” means Intellectual Property that is owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.

“Permitted Liens” means those Liens which are permitted to be incurred under each of the Loan Documents.

“Pledged Certificated Stock” means all certificated securities and any other Stock or Stock Equivalent of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Stock and Stock Equivalents listed on Schedule 5. Pledged Certificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 4.10 hereof.

“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness described on Schedule 5, issued by the obligors named therein. Pledged Debt Instruments excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 4.10 hereof.

“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments. Pledged Investment Property excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 4.10 hereof.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Organization Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 5, to the extent such interests are not certificated. Pledged Certificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 4.10 hereof.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

“Restatement Effective Date” has the meaning specified in Section 7.13(a).

“Swap Obligation” means, with respect to any Grantor other than the Company, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of Agent’s or any other Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Vehicles” means all vehicles covered by a certificate of title law of any state.

Section 1.2      Certain Other Terms.

(a)      The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

(b)       Other Interpretive Provisions.

(i)      Defined Terms.    Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(ii)      The Agreement.    The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iii)      Certain Common Terms.    The term “including” is not limiting and means “including without limitation.”

(iv)      Performance; Time.    Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(v)      Contracts.    Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(vi)      Laws.    References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

ARTICLE II

GRANT OF SECURITY INTEREST

Section 2.1      Collateral.    For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a)      all accounts, chattel paper, deposit accounts, documents (as defined in the UCC), equipment, general intangibles, instruments, Intellectual Property, inventory, investment property, letter of credit rights and any supporting obligations related to any of the foregoing;

(b)      the commercial tort claims described on Schedule 1 and on any supplement thereto received by Agent pursuant to Section 4.9;

(c)      all books and records pertaining to the other property described in this Section 2.1;

(d)      all property of such Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

(e)      all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located; and

(f)       to the extent not otherwise included, all proceeds of the foregoing.

Section 2.2      Grant of Security Interest in Collateral.    Without limiting the effects of Section 7.13 hereof, each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Grantor (the “Secured Obligations”) (provided, however, that Secured Obligations shall not include any Excluded Swap Obligations), hereby mortgages, pledges and hypothecates to Agent for the benefit of the Secured Parties, and grants to Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided,  however, notwithstanding the foregoing, no Lien or security interest is hereby granted on, and the Collateral shall not include, (a) any Excluded Property or (b) any Media License granted by the FCC or any other Governmental Authority to the extent, but only to the extent, that any Grantor is prohibited at that time from granting a security interest therein pursuant to the Communications Act of 1934, as amended, and the policies, rules, decisions and regulations promulgated thereunder, or any other applicable law, provided however that the Collateral shall include, to the maximum extent permitted by law, all rights incident or appurtenant to such Media License and the rights to receive all proceeds derived from or in connection with the sale, assignment or transfer of such Media License; provided, further, that if and when any property shall cease to be Excluded Property, a Lien on and security in such property shall be deemed granted therein.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants each of the following to Agent and the other Secured Parties:

Section 3.1      Title; No Other Liens.    Except for the Lien granted to Agent pursuant to this Agreement and other Permitted Liens (except for those Permitted Liens not permitted to exist on any Collateral) under any Loan Document (including Section 3.2), such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.

Section 3.2      Perfection and Priority.    The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of Agent in all Collateral subject, for the following Collateral, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to Agent in completed and duly authorized form), (ii) with respect to any deposit account, the execution of Control Agreements, (iii) in the case of all Copyrights, Trademarks and Patents for which UCC filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, (iv) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a Contractual Obligation granting control to Agent over such letter-of-credit rights, (v) in the case of electronic chattel paper, the completion of all steps necessary to grant control to Agent over such electronic chattel paper and (vi) in the case of Vehicles, the actions required under Section 4.1(e). Such security interest shall be prior to all other Liens on the Collateral except for Permitted Liens having priority over Agent’s Lien by operation of law or permitted pursuant to subsections 5.1(f), (g), (h), (i), (k), (m) or (cc) of the Credit Agreement upon (i) in the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, the delivery thereof to Agent of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to Agent or in blank, (ii) in the case of all Pledged Investment Property not in certificated form, either (x) registration of Agent as the registered owner thereof on the books and records of the issuer of such Pledged Investment Property or (y) execution of an agreement by such issuer in form and substance acceptable to Agent, pursuant to which such issuer agrees to comply with Agent’s instructions with respect to such Pledged Investment Property without further consent by the applicable Grantor and (iii) in the case of all other instruments and tangible chattel paper that are not Pledged Certificated Stock, Pledged Debt Instruments or Pledged Investment Property, the delivery thereof to Agent of such instruments and tangible chattel paper. Except as set forth in this Section 3.2, all actions by each Grantor necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.

Section 3.3      Jurisdiction of Organization;  Chief Executive Office.    Such Grantor’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 3 and such Schedule 3 also lists all jurisdictions of incorporation, legal names and locations of such Grantor’s chief executive office or sole place of business for the five years preceding the date hereof.

Section 3.4      Locations of Inventory, Equipment and Books and Records.    On the date hereof, such Grantor’s inventory and equipment (other than inventory or equipment in transit) and books and records concerning the Collateral are kept at the locations listed on Schedule 4.

Section 3.5      Pledged Collateral.    (a) The Pledged Stock pledged by such Grantor hereunder (a) is listed on Schedule 5 and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 5 as of the date hereof, and (b) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships).

(b)      As of the date hereof, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of instruments and certificates has been delivered to Agent in accordance with Section 4.3(a).

(c)      Upon the occurrence and during the continuance of an Event of Default, Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

Section 3.6      Instruments and Tangible Chattel Paper Formerly Accounts.    No amount payable to such Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to Agent, properly endorsed for transfer, to the extent delivery is required by Section 4.6(a).

Section 3.7      Intellectual Property.

(a)      Schedule 6 sets forth a true and complete list of the following Intellectual Property such Grantor owns, licenses or otherwise has the right to use as of the date hereof: (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet Domain Names and (iii) Material Intellectual Property and material Software, separately identifying that owned and licensed to such Grantor and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any IP Licenses or other rights (including franchises) granted by the Grantor with respect thereto.

(b)      On the date hereof, all Material Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Material Intellectual Property has been abandoned. No breach or default of any material IP License shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Material Intellectual Property: (i) the consummation of the transactions contemplated by any Loan Document or (ii) any holding, decision, judgment or order rendered by any Governmental Authority. There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Material Intellectual Property of such Grantor. To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Intellectual Property of such Grantor. Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in material breach or default of any material IP License.

Section 3.8      Commercial Tort Claims.    The only commercial tort claims of any Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such commercial tort claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 1, which sets forth such information separately for each Grantor.

Section 3.9      Specific Collateral.    None of the Collateral is or is proceeds or products of farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

Section 3.10      Enforcement.    Subject to any prior consents or approvals required by the FCC, or any other applicable Governmental Authority or regulatory body that regulates the Media Licenses of any Grantor, no Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

Section 3.11      Representations and Warranties of the Credit Agreement and Indenture.    The representations and warranties as to such Grantor and its Subsidiaries made in Article III (Representations and Warranties) of the Credit Agreement are true and correct on each date as required by Section 2.2 of the Credit Agreement.

ARTICLE IV

COVENANTS

Each Grantor agrees with Agent to the following, as long as any Secured Obligation or Commitment under the Credit Agreement remains outstanding (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted):

Section 4.1      Maintenance of Perfected Security Interest; Further Documentation and Consents.    (a) Generally. Such Grantor shall (i) not use or permit any Collateral to be used unlawfully or in violation of any provision of any Loan Document, any Requirement of Law or any policy of insurance covering the Collateral and (ii) not enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or Agent to sell, assign, convey or transfer any Collateral if such restriction would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)      Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest and such priority against the claims and demands of all Persons.

(c)      Such Grantor shall furnish to Agent from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as Agent may reasonably request, all in reasonable detail and in form and substance satisfactory to Agent.

(d)      At any time and from time to time, upon the written request of Agent, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment or continuation statement under the UCC (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as Agent may reasonably request, including (A) using its reasonable best efforts to secure all approvals necessary or appropriate for the assignment to or for the benefit of Agent of any Contractual Obligation, including any IP License, held by such Grantor and to enforce the security interests granted hereunder and (B) executing and delivering any Control Agreements required by Sections 4.10 or 4.11 hereunder with respect to deposit accounts and securities accounts.

(e)      To ensure that a Lien and security interest is granted on any of the Excluded Property set forth in clause (ii) of the definition of “Excluded Property”, such Grantor shall use its commercially reasonable efforts to obtain any required consents from any Person other than the Company and its Affiliates with respect to any permit or license or any Contractual Obligation with such Person entered into by such Grantor that requires such consent as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock or Stock Equivalent related thereto.

(f)      With respect to any Media Licenses:

(i)      the parties acknowledge their intention that, upon the occurrence and during the continuance of an Event of Default, Agent and the Secured Parties shall receive, to the fullest extent permitted by applicable law (including, without limitation, the rules and policies of the FCC and any other Governmental Authority in connection with the Media Licenses), all rights necessary to use or sell such Collateral or to have such Collateral or rights in connection therewith sold for the benefit of the Secured Parties and, in connection therewith, to assign the Media Licenses or to have the Media Licenses assigned, to such purchaser, and to exercise all remedies available to the Secured Parties under this Agreement, the other Loan Documents, the UCC and other applicable law; and

(ii)      the parties agree that, in the event of changes in law occurring after the date hereof that affect in any manner the Secured Parties’ rights of access to, or use or sale of, the Media Licenses, or the procedures necessary to enable the Secured Parties to obtain such rights of access, use or sale (including changes allowing greater access), the Secured Parties and each Grantor, upon request of any of the Secured Parties or Agent, shall amend this Agreement and the other Loan Documents in such manner as the Secured Parties and Agent shall reasonably request, in order to provide the Secured Parties with such rights to the greatest extent possible consistent with then-applicable law. Each Grantor shall not permit, and shall take no action that would permit, any Person to have a Lien (other than a Lien arising by operation of law) on any Media License or in or upon any of the rights appurtenant thereto (including but not limited to the rights of access, use or sale or the right to receive money, consideration or proceeds from any sale or transfer of any Media License) that is superior to that of Agent and the Secured Parties, regardless of whether applicable law would permit Agent or the Secured Parties to hold such a Lien.

Section 4.2      Changes in Locations, Name, Etc.    Except upon 30 days’ prior written notice to Agent and delivery to Agent of (a) all documents reasonably requested by Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional locations at which inventory or equipment shall be kept, such Grantor shall not do any of the following:

(i)      permit any inventory or equipment to be kept at a location other than those listed on Schedule 4, except for inventory or equipment in transit or out for repair;

(ii)      change its jurisdiction of organization or its location, in each case from that referred to in Section 3.3; or

(iii)      change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

Section 4.3      Pledged Collateral.    (a) Delivery of Pledged Collateral. Such Grantor shall (i) deliver to Agent, in suitable form for transfer and in form and substance satisfactory to Agent, (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments and (C) all certificates and instruments evidencing Pledged Investment Property and (ii) maintain all other Pledged Investment Property (other than Pledged Investment Property constituting Stock of a Subsidiary or other privately held Person) in a Controlled Securities Account.

(b)      Event of Default.    During the continuance of an Event of Default, Agent shall have the right, at any time in its discretion and without notice to the Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(c)      Cash Distributions with respect to Pledged Collateral.    Except as provided in Article VI and subject to the limitations set forth in the Loan Documents, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(d)      Voting Rights.    Except as provided in Article VI subject to any prior consent or approval required by the FCC or any other Governmental Authority in connection with the Media Licenses, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral or be inconsistent with or result in any violation of any provision of any Loan Document.

Section 4.4      Accounts.

(a)      Such Grantor shall not, other than in the ordinary course of business, (i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any account, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any account in any manner that could adversely affect the value thereof.

(b)      So long as an Event of Default is continuing, Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as Agent may reasonably require in connection therewith. At any time and from time to time, upon Agent’s reasonable request, such Grantor shall cause independent public accountants or others satisfactory to Agent to furnish to Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the accounts.

Section 4.5      Commodity Contracts.    Such Grantor shall not have any commodity contract unless subject to a Control Agreement.

Section 4.6      Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.    (a) If any amount payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper in an amount in excess of $500,000 individually, or $1,000,000 in the aggregate, other than such instrument delivered in accordance with Section 4.3(a) and in the possession of Agent, such Grantor shall mark all such instruments and tangible chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Agent” and, at the request of Agent, shall immediately deliver such instrument or tangible chattel paper to Agent, duly indorsed in a manner satisfactory to Agent.

(b)      Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than Agent.

(c)      If such Grantor is or becomes the beneficiary of a letter of credit that is (i) not a supporting obligation of any Collateral and (ii) in excess of $1,000,000, such Grantor shall promptly, and in any event within 5 Business Days after becoming a beneficiary, notify Agent thereof and enter into a Contractual Obligation with Agent, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such Contractual Obligation shall assign such letter-of-credit rights to Agent and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC). Such Contractual Obligation shall also direct all payments thereunder to a Cash Collateral Account. The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to Agent.

(d)      If any amount payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper in an amount in excess of $500,000 individually, or $1,000,000 in the aggregate, such Grantor shall take all steps necessary to grant Agent control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

Section 4.7      Intellectual Property.    (a) Within 30 days after any acquisition or development of any Intellectual Property by a Grantor, such Grantor shall provide Agent notification thereof and the short-form intellectual property agreements and assignments as described in this Section 4.7 and other documents that Agent reasonably requests with respect thereto.

(b)      Such Grantor shall (and shall use commercially reasonable efforts to cause all its licensees to) (i) (1) continue to use each Trademark included in the Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain the level of the quality of products sold and services rendered under such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall use commercially reasonable efforts to ensure that licensees of such Trademark use such consistent standards of quality, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, and (ii) not do any act or omit to do any act whereby (x) any Trademark or Patent included in the Material Intellectual Property may lapse, or become abandoned, dedicated to the public, or unenforceable, (y) any portion of the Copyrights included in the Material Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (z) any Trade Secret that is Material Intellectual Property may become publicly available or otherwise unprotectable.

(c)      Such Grantor shall notify Agent promptly if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office). Such Grantor shall take all actions that are necessary or reasonably requested by Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Material Intellectual Property.

(d)      Such Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person. In the event that any Material Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor.

(e)      Such Grantor shall execute and deliver to Agent in form and substance reasonably acceptable to Agent and suitable for (i) filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all Copyrights, Trademarks, Patents and IP Licenses of such

Grantor and (ii) recording with the appropriate Internet domain name registrar, a duly executed form of assignment for all Internet Domain Names of such Grantor (together with appropriate supporting documentation as may be requested by Agent).

Section 4.8      Notices.    Such Grantor shall promptly notify Agent in writing of its acquisition of any interest hereafter in property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

Section 4.9      Notice of Commercial Tort Claims.    Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim (whether from another Person or because such commercial tort claim shall have come into existence and excluding any commercial tort claims which individually or in the aggregate do not exceed $1,000,000), (i) such Grantor shall, immediately upon such acquisition, deliver to Agent, in each case in form and substance satisfactory to Agent, a notice of the existence and nature of such commercial tort claim and a supplement to Schedule 1 containing a specific description of such commercial tort claim, (ii) Section 2.1 shall apply to such commercial tort claim and (iii) such Grantor shall execute and deliver to Agent, in each case in form and substance satisfactory to Agent, any document, and take all other action, deemed by Agent to be reasonably necessary or appropriate for Agent to obtain, on behalf of the Secured Parties, a perfected security interest having at least the priority set forth in Section 3.2 in all such commercial tort claims. Any supplement to Schedule 1 delivered pursuant to this Section 4.9 shall, after the receipt thereof by Agent, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Section 4.10      Controlled Securities Account.    Each Grantor shall deposit all of its Cash Equivalents in securities accounts that are Controlled Securities Accounts except for Cash Equivalents the aggregate value of which does not exceed $2,000,000.

Section 4.11      Deposit Accounts.    With respect all deposit accounts of each Grantor, except (i) deposit accounts for which the amount on deposit in such deposit accounts does not exceed $2 million in the aggregate for all such deposit accounts or (ii) deposit accounts which are established solely for the purpose of funding payroll and other compensation and benefits to employees, each Grantor shall cause the depositary institution maintaining such deposit account to enter into a Control Agreement.

ARTICLE V

REMEDIAL PROVISIONS

Section 5.1      Code and Other Remedies.    (a) UCC Remedies.     During the continuance of an Event of Default (subject to Section 7.1(c) of the Credit Agreement in the case of a Financial Covenant Event of Default), Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation subject to such Event of Default, all rights and remedies of a secured party under the UCC or any other applicable law.

(b)      Disposition of Collateral.    Without limiting the generality of the foregoing, Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) sell, assign, convey, transfer, grant option or options to purchase and deliver any Collateral (or enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

(c)      Management of the Collateral.    Each Grantor further agrees that, during the continuance of any Event of Default, (i) at Agent’s request, it shall assemble the Collateral and make it available to Agent at places that Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, Agent also has the right to require that each Grantor store and keep any Collateral pending further action by Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until Agent is able to sell, assign, convey or transfer any Collateral, Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by Agent and (iv) Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of Agent.

(d)      Application of Proceeds.    Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of

Agent and any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations subject to such Event of Default, as set forth in the Credit Agreement (subject to Section 7.1(c) of the Credit Agreement in the case of a Financial Covenant Event of Default), and only after such application and after the payment by Agent of any other amount required by any Requirement of Law, need Agent account for the surplus, if any, to any Grantor.

(e)      Direct Obligation.    Neither Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Agent or any Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(f)      Commercially Reasonable.    To the extent that applicable Requirements of Law impose duties on Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for Agent to do any of the following:

(i)      fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii)      fail to obtain Permits, or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by other Requirements of Law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(iii)      fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv)      advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v)      exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi)      dispose of assets in wholesale rather than retail markets;

(vii)      disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii)      purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of any Collateral or to provide to Agent a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 5.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 5.1. Without limitation upon the foregoing, nothing contained in this Section 5.1 shall be construed to grant any rights to any Grantor or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 5.1.

(g)      IP Licenses.    For the purpose of enabling Agent to exercise rights and remedies under this Section 5.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Agent, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real Property owned, operated, leased, subleased or otherwise occupied by such Grantor.

(h)      Media Licenses.    Nothing herein contained shall be construed to give Agent or the Secured Parties or any purchaser of the Collateral the right to own, operate or control any of the Stations or any Media License without the prior consent of the FCC or any other applicable Governmental Authority, to the extent required by law or the terms of any Media License.

Section 5.2    Accounts and Payments in Respect of General Intangibles.    (a) In addition to, and not in substitution for, any similar requirement in the Loan Documents, if required by Agent at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within 2 Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Agent, in a Cash Collateral Account, subject to withdrawal by Agent as provided in Section 5.4. Until so turned over, such payment shall be held by such Grantor in trust for Agent, segregated from other funds of such Grantor. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b) At any time during the continuance of an Event of Default:

(i)      each Grantor shall, upon Agent’s request, deliver to Agent all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to Agent and that payments in respect thereof shall be made directly to Agent;

(ii)      Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to Agent’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, Agent may at any time enforce such Grantor’s rights against such account debtors and obligors of general intangibles; and

(iii)      each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by Agent to ensure any Internet Domain Name is registered.

(c)      Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Loan Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 5.3    Pledged Collateral.  (a) Voting Rights.    During the continuance of an Event of Default, upon notice by Agent to the relevant Grantor or Grantors, Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Agent may determine), all without liability except to account for property actually received by it; provided, however, that Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)       Proxies.     In order to permit Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Agent all such proxies, dividend payment orders and other instruments Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default (subject to Section 7.1(c) of the Credit Agreement in the case of a Financial Covenant Event of Default) and which proxy shall only terminate upon the payment in full of the Secured Obligations subject to such Event of Default (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).

(c)      Authorization of Issuers.    Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby or the Loan Documents, pay any dividend or make any other payment with respect to the Pledged Collateral directly to Agent.

Section 5.4    Proceeds to be Turned over to and Held by Agent.    Unless otherwise expressly provided in the Loan Documents or this Agreement, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to Agent in the exact form received (with any necessary endorsement). All such proceeds of Collateral and any other proceeds of any Collateral received by Agent in cash or Cash Equivalents shall be held by Agent in a Cash Collateral Account. All proceeds being held by Agent in a Cash Collateral Account (or by such Grantor in trust for Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Loan Documents.

Section 5.5    Sale of Pledged Collateral.    (a) Each Grantor recognizes that Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(b)      Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to Section 5.1 and this Section 5.5 valid and binding and in compliance with all applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to Agent and other

Secured Parties, that Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default or Financial Covenant Cross Default has occurred under the Loan Documents. Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by Agent.

Section 5.6    Deficiency.    Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations then due and payable and the fees and disbursements of any attorney or other agent employed by Agent or any other Secured Party to collect such deficiency.

Section 5.7    Compliance with Communications Act and Other Applicable Law.

(a)      Notwithstanding any other provision of this Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote or consent with respect to, any of the Collateral as provided herein or any other action taken or proposed to be taken by Agent hereunder which would affect the operational, voting or other control of any entity holding a Media License shall be made in accordance with the Communications Laws, the terms of each Media License, and any applicable rules and regulations of the FCC and any other applicable Governmental Authority, including, to the extent applicable under rules and regulations of the FCC in effect at the time of an Event of Default, any requirement that there be a public or private sale.

(b)      Notwithstanding anything to the contrary contained in this Agreement, or in the Loan Documents or in any other related instrument, Agent shall not, without first obtaining any required consent or approval of the FCC and any other applicable Governmental Authority, take any action pursuant to this Agreement which would constitute or result in any change in control of a Subsidiary holding a Media License if any such change in control would require, under then existing law, the prior approval of the FCC (or any other Governmental Authority).

(c)      If an Event of Default shall have occurred and be continuing, each Grantor shall take any action which Agent may reasonably request in the exercise of its rights and remedies under this Agreement in order to transfer and assign to Agent or to one or more third parties as Agent may designate, or to a combination of the foregoing, the Collateral for the purposes of a public or private sale. To enforce the provisions of this Article V, Agent is empowered to request, and each Grantor agrees to authorize, the appointment of a receiver or trustee from any court of competent jurisdiction. Such receiver or trustee shall be instructed to seek from the FCC (and any other Governmental Authority, if required) its consent to an involuntary transfer of control or assignment of any Media License or of any entity whose Stock or other securities are subject to this

Agreement, for the purpose of seeking a bona fide purchaser to whom such Media License or control of such entity ultimately will be transferred or assigned in connection with a public or private sale. Each Grantor hereby agrees to authorize (including each Grantor’s execution of any necessary or appropriate applications or other instruments) such an involuntary transfer of control or assignment upon the reasonable request of the receiver or trustee so appointed; and, if each Grantor’s approval is required by the court and each Grantor shall refuse to authorize such transfer or assignment, then, to the extent permitted by the Communications Laws in effect at such time and provided that each Grantor has been given ten (10) Business Days’ prior written notice telecopied to its telecopier number set forth in the Credit Agreement or the Guaranty, as applicable, and each Grantor has not responded by executing any such applications or other instruments, the clerk of the court may execute in the place of each Grantor any application or other instrument necessary or appropriate for the obtaining of such consent. Upon the occurrence and during the continuance of an Event of Default, each Grantor shall further use its reasonable best efforts to assist in obtaining any required approval of the FCC (and that required by any other Governmental Authority) for any action or transaction contemplated by this Agreement, including without limitation, the preparation, execution and filing with the FCC (or any other Governmental Authority) of the assignor’s or transferor’s portion of any application or applications for consent to the assignment of any Media License or transfer of control of any entity holding or controlling any Media License as may be necessary or appropriate under the FCC’s (or any other Governmental Authority’s) rules and regulations for approval of the transfer or assignment of any portion of the Collateral or any Media License. Each Grantor further agrees that, because of the unique nature of its undertaking in this Article V, the same may be specifically enforced, and it hereby waives, and agrees to waive, any claim or defense that Agent or the Secured Parties would have an adequate remedy at law for the breach of this undertaking and any requirement for the posting of bond or other security. This Article V shall not be deemed to limit any other rights of Agent and the Secured Parties available under applicable law, including the Communications Laws.

ARTICLE VI

AGENT

Section 6.1      Agent’s Appointment as Attorney-in-Fact.    (a) Each Grantor hereby irrevocably constitutes and appoints Agent and any Related Person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives Agent and its Related Persons the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

(i)      in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

(ii)      in the case of any Intellectual Property owned by or licensed to the Grantors, execute, deliver and have recorded any document that Agent may request to evidence, effect, publicize or record Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)      pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Loan Documents (including all or any part of the premiums therefor and the costs thereof);

(iv)      execute, in connection with any sale provided for in Section 5.1 or Section 5.5, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral; or

(v)      (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to Agent or as Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as Agent may deem appropriate, (G) assign any Intellectual Property owned by the Grantors or any IP Licenses of the Grantors throughout the world on such terms and conditions and in such manner as Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes and do, at Agent’s option, at any time or from time to time, all acts and things that Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Grantor might do.

(vi)      If any Grantor fails to perform or comply with any Contractual Obligation contained herein, Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

(b)      The expenses of the Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate set forth in subsection 1.3(c) of the Credit Agreement, from the date of payment by the Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Agent on demand.

(c)      Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 6.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 6.2      Authorization to File Financing Statements.    Each Grantor authorizes Agent and its Related Persons, at any time and from time to time, to file or record financing statements, amendments and continuation statements thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as Agent reasonably determines appropriate or advisable to perfect the security interests of Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor”. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Such Grantor also hereby ratifies its authorization for Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

Section 6.3      Authority of Agent.    Each Grantor acknowledges that the rights and responsibilities of Agent under this Agreement with respect to any action taken by Agent or the exercise or non-exercise by Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between Agent and the Grantors, Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

Section 6.4      Duty; Obligations and Liabilities.    (a) Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Agent deals with similar property for its own account. The powers conferred on Agent hereunder are solely to protect Agents interest in the Collateral and shall not impose any duty upon Agent to exercise any such powers. Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by Agent in good faith.

(b)      No Secured Party and no Related Person thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers. The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

ARTICLE VII

MISCELLANEOUS

Section 7.1      Reinstatement.    Each Grantor agrees that, if any payment made by any Grantor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Grantor, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 7.2      Release of Collateral.    (a)  At the time provided in subsection 8.10(b)(iii) of the Credit Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. Each Grantor is hereby authorized to file UCC amendments at such time evidencing the termination of the Liens so released. At the request of any Grantor following any such termination, Agent shall deliver to such Grantor any Collateral of such Grantor held by Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)      If Agent shall be directed or permitted pursuant to subsection 8.10(b) of the Credit Agreement to release any Lien or any Collateral, such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, such subsection. In connection therewith, Agent, at the request of any Grantor, shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.

(c)      At the time provided in subsection 8.10(b) of the Credit Agreement and at the request of the Company, a Grantor shall be released from its obligations hereunder in the event that all the Stock and Stock Equivalents of such Grantor shall be sold to any Person that is not an Affiliate of the Company and the Subsidiaries of the Company in a transaction permitted by the Loan Documents.

Section 7.3      Independent Obligations.    The obligations of each Grantor hereunder are independent of and separate from the Obligations and the Guaranteed Obligations. If any Secured Obligation or Guaranteed Obligation is not paid when due, or upon any Event of Default (subject to Section 7.1(c) of the Credit Agreement in the case of a Financial Covenant Event of Default), Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor or any other Collateral and without first joining any other Grantor in any proceeding.

Section 7.4      No Waiver by Course of Conduct.     No Secured Party shall by any act (except by a written instrument pursuant to Section 7.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 7.5      Amendments in Writing.    None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.1 of the Credit Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by Agent and each Grantor directly affected thereby.

Section 7.6      Additional Grantors; Additional Pledged Collateral. (a) Joinder Agreements. If, at the option of the Company or as required pursuant to Section 4.13 of the Credit Agreement, the Company shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to Agent a Joinder Agreement substantially in the form of Annex 2 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the date hereof.

(b)    Pledge Amendments. To the extent any Pledged Collateral has not been delivered as of the date hereof, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”). Such Grantor authorizes Agent to attach each Pledge Amendment to this Agreement.

Section 7.7      Notices.     All notices, requests and demands to or upon Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.2 of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Company’s notice address set forth in such Section 9.2.

Section 7.8      Successors and Assigns.    This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of Agent.

Section 7.9      Counterparts.     This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 7.10      Severability.    Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 7.11      Governing Law.    This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 7.12      Waiver of Jury Trial.    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.12.

EACH GRANTOR AGREES TO BE BOUND BY THE PROVISIONS OF SUBSECTION 9.18(b) AND (c) OF THE CREDIT AGREEMENT.

Section 7.13      Amendment and Restatement of Original Security Agreement.    This Agreement constitutes an amendment and restatement of the Original Security Agreement in its entirely and the Original Security Agreement shall thereafter be and shall be deemed replaced and superseded in all respect by this Agreement. The execution of this Agreement shall not operate as a novation, waiver of any right, power or remedy of the Agent or Secured Parties, nor constitute a waiver of any provision of the Original Security Agreement. Each Grantor (i) acknowledges and agrees that this Agreement does not constitute a novation or termination of the “Secured Obligations” under the Original Security Agreement or the other Loan Documents as in effect prior to the effective date of the amendment and restatement of the Original Security Agreement (the “Restatement Effective Date”) and which remain outstanding as of the Restatement Effective Date, (ii) acknowledges and agrees that the “Secured Obligations” under the Original Security Agreement and the other Loan Documents are in all respects continuing (as amended and restated hereby and which are in all respects hereinafter subject to the terms herein), (iii) ratifies and reaffirms all of its payments and performance obligations, contingent or otherwise, under each Loan Document, (iv) and ratifies and reaffirms each of the liens and security interests granted by it to General Electric Capital Corporation, as collateral trustee for the ratable benefit of the secured parties named in the Original Security Agreement, in or pursuant to the Original Security Agreement, which liens and security interests were assigned to Agent pursuant to the Assignment Agreement, are valid and subsisting, and confirms and agrees that such liens and security interests are in all respects continuing and in full force and effect and shall continue to secure all of the Secured Obligations, including without limitation, all Obligations under the Credit Agreement and (v) agrees that this Agreement shall in no manner impair or otherwise adversely affect any of such liens and security interests.

(b)    On and after the Restatement Effective Date, (i) all references to the Original Security Agreement or the “Security Agreement” in the Loan Documents shall be deemed to refer to this Agreement, (ii) all references to the Original Security Agreement” or the “Security Agreement” in all deposit account control agreements and all securities account control agreements executed in connection with the Credit Agreement or Original Security Agreement shall be deemed to refer to this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Security Agreement to be duly executed and delivered as of the date first above written.

Grantors:

ENTRAVISION COMMUNICATIONS CORPORATION, a Delaware corporation FEIN: 95-4783236	ENTRAVISION SAN DIEGO, INC., a California corporation FEIN: 33-0921979

ENTRAVISION, L.L.C., a Delaware limited liability company FEIN: 95-4635405	ENTRAVISION HOLDINGS, LLC, a California limited liability company FEIN: 95-4850445

ENTRAVISION EL-PASO, L.L.C., a Delaware limited liability company FEIN: 95-4635149	THE COMMUNITY BROADCASTING COMPANY OF SAN DIEGO, INCORPORATED, a California corporation FEIN: 33-0459185

ENTRAVISION-TEXAS G.P., LLC, a Delaware limited liability company FEIN: 27-3432832	CHANNEL FIFTY SEVEN, INC., a California corporation FEIN: 33-0637781

ENTRAVISION-TEXAS L.P., INC., a Delaware corporation FEIN: 04-3589346	VISTA TELEVISION, INC., a California corporation FEIN: 33-0622519

ARIZONA RADIO, INC., a Delaware corporation FEIN: 88-0305822	ASPEN FM, INC., a Colorado corporation FEIN: 91-0253467

Z-SPANISH MEDIA CORPORATION, a Delaware corporation FEIN: 68-0415278	ENTRAVISION-TEXAS LIMITED PARTNERSHIP, a Texas limited partnership FEIN: 75-3010492

LOS CEREZOS TELEVISION COMPANY, a Delaware corporation FEIN: 52-1189716	ENTRAVISION COMMUNICATIONS COMPANY, L.L.C., a Delaware limited liability company FEIN: 95-4566568

LATIN COMMUNICATIONS GROUP INC., a Delaware corporation FEIN: 13-4006852	LOTUS/ENTRAVISION REPS, LLC, a Delaware limited liability company FEIN: 95-4871909

DIAMOND RADIO, INC., a California corporation FEIN: 68-0370595

[SIGNATURE PAGE TO SECURITY AGREEMENT]

LGC, LLC, a Delaware limited liability company FEIN: N/A	TODOBEBE, LLC, a Delaware limited liability company FEIN: 46-2491417

By:	/s/ Christopher T. Young
Name: Christopher T. Young
Title: EVP, Treasurer and CFO

[SIGNATURE PAGE TO SECURITY AGREEMENT]

ACCEPTED AND AGREED
as of the date first above written:

GENERAL ELECTRIC CAPITAL CORPORATION as Agent

By:	/s/ Steven J. Heise
Name: Steven J. Heise
Title: Duly Authorized Signatory

[SIGNATURE PAGE TO SECURITY AGREEMENT]

ANNEX 1

TO

SECURITY AGREEMENT1

FORM OF PLEDGE AMENDMENT

This Pledge Amendment, dated as of                  , 20    , is delivered pursuant to Section 7.6 of the Amended and Restated Security Agreement, dated as of August [    ], 2013, by Entravision Communications Corporation (the “Company”), the undersigned Grantor and the other Affiliates of the Company from time to time party thereto as Grantors in favor of General Electric Capital Corporation, as Agent for the Secured Parties referred to therein (the “Security Agreement”). Capitalized terms used herein without definition are used as defined in the Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Security Agreement and shall secure all Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Sections 3.1, 3.2, 3.5 and 3.10 of the Security Agreement is true and correct and as of the date hereof as if made on and as of such date.

[GRANTOR]

By:
Name:
Title:

1 To be used for pledge of Additional Pledged Collateral by existing Grantor.

A1-1

Annex 1-A

PLEDGED STOCK

ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS

PLEDGED DEBT INSTRUMENTS

ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S).	FINAL MATURITY	PRINCIPAL AMOUNT

A1-2

ACKNOWLEDGED AND AGREED
as of the date first above written:

GENERAL ELECTRIC CAPITAL CORPORATION
as Agent

By:
Name:
Title:

A1-3

ANNEX 2

TO

SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of                  , 20    , is delivered pursuant to Section 7.6 of the Amended and Restated Security Agreement, dated as of August 1, 2013, by Entravision Communications Corporation (the “Company”) and the Affiliates of the Company from time to time party thereto as Grantors in favor of the General Electric Capital Corporation, as Agent for the Secured Parties referred to therein (the “Security Agreement”). Capitalized terms used herein without definition are used as defined in the Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 7.6 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby mortgages, pledges and hypothecates to Agent for the benefit of the Secured Parties, and grants to Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder. The undersigned hereby agrees to be bound as a Grantor for the purposes of the Security Agreement.

The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 6 to the Security Agreement. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Joinder Amendment shall be and become part of the Collateral referred to in the Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article III of the Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

A2-1

IN WITNESS WHEREOF, THE UNDERSIGNED HAS CAUSED THIS JOINDER AGREEMENT TO BE DULY EXECUTED AND DELIVERED AS OF THE DATE FIRST ABOVE WRITTEN.

[Additional Grantor]

By:
Name:
Title:

A2-2

ACKNOWLEDGED AND AGREED
as of the date first above written:

[EACH GRANTOR PLEDGING
ADDITIONAL COLLATERAL]

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION as Agent

By:
Name:
Title:

A2-3

ANNEX 3

TO

SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of [        ], is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of General Electric Capital Corporation (“GE Capital”), as administrative agent (in such capacity, together with its successors and permitted assigns, the “Agent”) for the Secured Parties.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement dated as of May 31, 2013 (as the same may be amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”) among the Company, the other persons party thereto that are designated as a “Credit Party”, the lenders from time to time party thereto, and Agent, the lenders have severally agreed to make extensions of credit to the Company upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor (other than the Company) has agreed, pursuant to a Guaranty dated as of May 31, 2013 in favor of Agent (the “Credit Agreement Guaranty”), to guarantee the Obligations of the Company;

WHEREAS, all of the Grantors are party to the Amended and Restated Security Agreement pursuant to which the Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties to enter into the Loan Documents, each Grantor hereby agrees with Agent as follows:

Section 1.      Defined Terms.    Capitalized terms used herein without definition are used as defined in the Security Agreement.

Section 2.      Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral.    Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to Agent for the benefit of the Secured Parties, and grants to Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):

(a)      [all of its Copyrights and all IP Licenses providing for the grant by or to such Grantor of any right under any Copyright, including, without limitation, those referred to on Schedule 1 hereto;

(b)      all renewals, reversions and extensions of the foregoing; and

A3-1

(c)      all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a)      [all of its Patents and all IP Licenses providing for the grant by or to such Grantor of any right under any Patent, including, without limitation, those referred to on Schedule 1 hereto;

(b)      all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

(c)      all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a)      [all of its Trademarks and all IP Licenses providing for the grant by or to such Grantor of any right under any Trademark, including, without limitation, those referred to on Schedule 1 hereto;

(b)      all renewals and extensions of the foregoing;

(c)      all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(d)      all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

Section 3.      Security Agreement.    The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to Agent pursuant to the Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of Agent with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 4.      Grantor Remains Liable.    Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Patents] [Trademarks] and IP Licenses subject to a security interest hereunder.

A3-2

Section 5.      Counterparts.    This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 6.      Governing Law.    This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[SIGNATURE PAGES FOLLOW]

A3-3

IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[GRANTOR] as Grantor

By:
Name:
Title:

ACCEPTED AND AGREED
as of the date first above written:

GENERAL ELECTRIC CAPITAL CORPORATION as Agent

By:
Name:
Title:

[SIGNATURE PAGE TO [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT]

A3-4

ACKNOWLEDGMENT OF GRANTOR

State of )
) ss.
County of )

On this          day of                  , 20     before me personally appeared                 , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of                 , who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

[ACKNOWLEDGEMENT OF GRANTOR FOR [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT]

A3-5

SCHEDULE I

TO

[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

[Copyright] [Patent] [Trademark] Registrations

1.   REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS]

[Include Registration Number and Date]

2.   [COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS

[Include Application Number and Date]

3.   IP LICENSES

[Include complete legal description of agreement (name of agreement, parties and date)]